UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Appgate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Note Issuance Agreement; Amended and Restated Note Purchase Agreement

As previously reported, on February 8, 2021, Appgate Cybersecurity, Inc. (“Legacy Appgate”), a wholly owned subsidiary of Appgate, Inc., a Delaware corporation (“Appgate”), entered into a note purchase agreement (the “Original Note Purchase Agreement”) together with the lenders party thereto (the “Lenders”), and a note issuance agreement (the “Original Note Issuance Agreement”) with Legacy Appgate’s wholly owned domestic subsidiaries, as guarantors (each, a “Domestic Subsidiary Guarantor”), and Magnetar Financial LLC (collectively, with its affiliates, “Magnetar”), as representative of the Lenders, governing Legacy Appgate’s Convertible Senior Notes due 2024 (the “Notes”). As also previously reported, on October 12, 2021, Appgate entered into a supplemental agreement with Legacy Appgate and Magnetar, pursuant to which Appgate, among other things, unconditionally guaranteed all of Legacy Appgate’s obligations under the Notes and the other related agreements.

On June 9, 2023, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors, Easy Solutions Japan, GK (“ES Japan”), Easy Solutions S.A.S. (“ES Colombia” and, collectively with the Domestic Subsidiary Guarantors, Appgate and ES Japan, the “Note Guarantors”), Magnetar, and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”), entered into an amended and restated note issuance agreement (the “A&R Note Issuance Agreement”), pursuant to which the Original Note Issuance Agreement was amended and restated to (i) secure the obligations under the Notes and the other related agreements with a first priority security interest in substantially all assets of Legacy Appgate and the Note Guarantors, (ii) extend the maturity date of the Notes from February 9, 2024 to February 9, 2026, or, at Magnetar’s election, February 9, 2028, (iii) modify the financial covenant contained in the Original Note Issuance Agreement to provide that Appgate maintain liquidity of not less than $5.0 million as of the last day of any fiscal quarter, (iv) increase the interest payable semi-annually under the Notes from an annual rate of 5.0% if paid in cash or 5.5% if paid in kind to an annual rate of 8.00% if paid in cash or 8.50% if paid in kind, with such increase effective as of June 9, 2023, and (v) increase the conversion rate for each $1,000 principal amount of Notes from 146.4374 shares of common stock of Appgate to a conversion rate of 527.17464 shares of common stock of Appgate; provided, that, in the event that Legacy Appgate fails to achieve Bookings (as defined in the A&R Note Issuance Agreement) of at least $15.0 million during the fiscal year ending December 31, 2023, the conversion will increase to 585.74960 shares of common stock of Appgate for each $1,000 principal amount of Notes (such increased number of shares of common stock into which the Notes may be converted, the “Additional Conversion Shares”). Except as set forth above, the terms of the A&R Note Issuance Agreement are substantially the same as the terms of the Original Note Issuance Agreement.

Additionally on June 9, 2023, Appgate, Legacy Appgate, and the Lenders entered into an amended and restated note purchase agreement (the “A&R Note Purchase Agreement”), pursuant to which the Original Note Purchase Agreement was amended and restated to (i) provide for the purchase by the Lenders of up to $15.0 million aggregate principal amount of additional Notes in one or more subsequent closings on or prior to June 9, 2025 and (ii) amend all previously issued Notes to reflect terms consistent with the A&R Note Issuance Agreement. Except for the foregoing, the terms of the A&R Note Purchase Agreement are substantially the same as the terms of the Original Note Purchase Agreement.

The foregoing descriptions of the A&R Note Issuance Agreement and the A&R Note Purchase Agreement are only summaries and are qualified in their entirety by reference to the full text of the A&R Note Issuance Agreement and the A&R Note Purchase Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Amended and Restated Revolving Credit Agreement

As previously reported, on April 26, 2022, Legacy Appgate, as borrower, entered into a revolving credit agreement (the “Original Revolving Credit Agreement”), with Appgate and the Domestic Subsidiary Guarantors, as guarantors, and SIS Holdings, L.P., as lender (“SIS Holdings”), providing for a $50.0 million unsecured, revolving credit facility maturing on June 30, 2023.

On June 9, 2023, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors and SIS Holdings entered into an amended and restated revolving credit agreement (the “A&R Revolving Credit Agreement”), pursuant to which the Original Revolving Credit Agreement was amended and restated to (i) secure the obligations under the A&R Revolving Credit Agreement with a second priority security interest in substantially all assets of Legacy Appgate, Appgate and the Domestic Subsidiary Guarantors, (ii) extend the maturity date of the facility to either August 9, 2026, or, if Magnetar elects to extend the maturity date of the Notes to February 9, 2028, to August 9, 2028, and (iii) modify the financial covenant contained in the Original Revolving Credit Agreement to provide that Appgate maintain liquidity of not less than $5.0 million as of the last day of any fiscal quarter. Except for the foregoing, the terms of the A&R Revolving Credit Agreement are substantially the same as the terms of the Original Revolving Credit Agreement.

The foregoing description of the A&R Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Revolving Credit Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Intercreditor Agreement

On June 9, 2023, the Collateral Agent, as original senior agent, SIS Holdings, as original subordinated agent, Appgate, Legacy Appgate and the Note Guarantors entered into an intercreditor and subordination agreement (the “Intercreditor Agreement”), setting forth the relative rights of the Collateral Agent and the other secured parties under the Notes, on the one hand, and SIS Holdings under the A&R Revolving Credit Agreement, on the other hand, including their respective security interests in the collateral.

The foregoing description of the Intercreditor Agreement is only a summary and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Amendment to Registration Rights Agreement

Concurrently with the execution of the Amended and Restated Note Issuance Agreement, Appgate, Legacy Appgate, the Representative and the holders of Notes entered into an amendment to registration rights agreement (the “Amendment to Registration Rights Agreement”), pursuant to which, Appgate would be obligated to file a registration statement by no later than October 31, 2023 to register the resale of certain securities of Appgate (including Appgate’s common stock issuable upon conversion of the Notes) held by such holders of Notes.

The foregoing description of the Amendment to Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amendment to Registration Rights Agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the A&R Note Issuance Agreement, the A&R Note Purchase Agreement, the Notes and the A&R Revolving Credit Agreement is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the A&R Note Issuance Agreement, the A&R Note Purchase Agreement and the Notes is incorporated by reference in this Item 3.02.

The offer and sale of the Additional Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Additional Conversion Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy any securities, including the Additional Conversion Shares. In the A&R Note Purchase Agreement, each Lender represented to Appgate that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and Appgate’s offer and sale of the Additional Conversion Shares have been made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amended and Restated Note Issuance Agreement, dated June 9, 2023, by and among Legacy Appgate, Appgate, the other guarantors party thereto, Magnetar Financial LLC and U.S. Bank Trust Company, National Association.
10.2*	Amended and Restated Note Purchase Agreement, dated June 9, 2023, by and among Legacy Appgate, Appgate and the lenders named on the Schedule of Lenders attached thereto.
10.3*	Amended and Restated Revolving Credit Agreement, dated June 9, 2023, by and among Legacy Appgate, Appgate, the other guarantors party thereto and SIS Holdings, L.P.
10.4	Intercreditor and Subordination Agreement, dated June 9, 2023, by and among U.S. Bank Trust Company, National Association, SIS Holdings, Appgate, Legacy Appgate, the Domestic Subsidiary Guarantors, ES Japan and ES Colombia
10.5	Amendment to Registration Rights Agreement, dated as of June 9, 2023, by and among Appgate, Legacy Appgate, Magnetar Financial LLC and the holders of Notes.
104	Cover Page Interactive Data File

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Appgate agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023	Appgate, Inc.

	By:	/s/ Leo Taddeo
Name: Leo Taddeo
Title: Chief Executive Officer and President
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